Exhibit 99.1

EAGLE BULK SHIPCO LLC
AND SUBSIDIARIES

Fleet List

Responsibility Statement

Condensed Consolidated Financial Statements as of and for the Three Months Ended
March 31, 2019 and 2018
(Unaudited)

Our Fleet

The 25 vessels in our owned fleet as of March 31, 2019 are fitted with cargo cranes and cargo grabs that enable our vessels to load and unload cargo in ports that do not have shore-side cargo handling infrastructure in place. Our owned vessels are flagged in the Marshall Islands and are employed on time and voyage charters. Our owned fleet as of March 31, 2019 included the following vessels:

Vessel	Class	Dwt	Year Built

Bittern	Supramax	57,809	2009
Canary	Supramax	57,809	2009
Cardinal	Supramax	55,362	2004
Crane	Supramax	57,809	2010
Crested Eagle	Supramax	55,989	2009
Crowned Eagle	Supramax	55,940	2008
Egret Bulker	Supramax	57,809	2010
Goldeneye	Supramax	52,421	2002
Hawk I	Supramax	50,296	2001
Jaeger	Supramax	52,483	2004
Kestrel I	Supramax	50,351	2004
Oriole	Supramax	57,809	2011
Osprey I	Supramax	50,206	2002
Owl	Supramax	57,809	2011
Petrel Bulker	Supramax	57,809	2011
Puffin Bulker	Supramax	57,809	2011
Roadrunner Bulker	Supramax	57,809	2011
Sandpiper Bulker	Supramax	57,809	2011
Shrike	Supramax	53,343	2003
Singapore Eagle	Ultramax	63,386	2017
Skua	Supramax	53,350	2003
Stamford Eagle	Ultramax	61,530	2016
Stellar Eagle	Supramax	55,989	2009
Tern	Supramax	50,209	2003
Thrasher	Supramax	53,360	2010

Responsibility Statement

We confirm, to the best of our knowledge, that the condensed consolidated financial statements as of and for the three months ended March 31, 2019 and 2018 have been prepared in accordance with current applicable accounting standards, and give a true and fair view of the assets, liabilities, financial position and profit for the Issuer and the Company taken as a whole.

Stamford, CT USA, 28 June 2019

The Management of Eagle Bulk Shipco LLC

/s/ Gary Vogel	President and Chief Executive Officer (Principal Executive Officer)
Gary Vogel

/s/ Frank De Costanzo	Vice President, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)
Frank De Costanzo

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$29,009,099	$19,273,740
Accounts receivable	9,616,548	9,145,026
Accounts receivable - related party	307,576	2,620,894
Prepaid expenses	1,688,278	1,342,765
Inventories	5,263,782	8,411,747
Vessels held for sale	—	8,458,444
Other current assets	942,479	421,944
Total current assets	46,827,762	49,674,560
Noncurrent assets:
Vessels and vessel improvements, at cost, net of accumulated depreciation of $84,597,704 and $80,546,985, respectively	326,164,571	330,215,290
Restricted cash	19,208,228	10,878,968
Deferred drydocking costs, net	7,856,032	6,386,377
Deferred financing costs - Super Senior Revolver Facility	285,342	285,342
Other Assets	11,615,867	8,545,916
Total noncurrent assets	365,130,040	356,311,893
Total assets	$411,957,802	$405,986,453
LIABILITIES & STOCKHOLDER'S EQUITY:
Current liabilities:
Accounts payable	$6,000,354	$6,521,222
Accrued interest	5,532,417	1,489,917
Other accrued liabilities	3,871,267	3,687,075
Unearned charter hire revenue	2,767,218	1,871,261
Current portion of long-term debt - Norwegian Bond Debt	8,000,000	8,000,000
Total current liabilities	26,171,256	21,569,475
Noncurrent liabilities:
Norwegian Bond Debt, net of debt discount and debt issuance costs	182,817,726	182,469,155
Total noncurrent liabilities	182,817,726	182,469,155
Total liabilities	208,988,982	204,038,630

Stockholder's equity:
Common shares, zero par value, 100 shares authorized and issued	—	—
Paid-in Capital	365,592,997	365,592,997
Accumulated Deficit	(162,624,177)	(163,645,174)
Total Stockholder's equity	202,968,820	201,947,823
Total liabilities and Stockholder's equity	$411,957,802	$405,986,453

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Revenues, net	$30,782,314	$39,048,858

Voyage expenses	11,024,284	9,582,168
Vessel expenses	10,905,168	12,444,942
Depreciation and amortization	4,786,951	5,272,040
General and administrative expenses	3,767,781	3,714,622
Gain on sale of vessels	(4,106,547)	—
Total operating expenses	26,377,637	31,013,772

Operating income	4,404,677	8,035,086

Interest expense	4,391,071	4,464,761
Interest income	(246,095)	(7,751)
Other (income)/expense, net	(761,296)	82,682
Total other expenses, net	3,383,680	4,539,692
Net income and comprehensive income	$1,020,997	$3,495,394

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY        (Unaudited)

	Common shares amount	Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity

Balance at December 31, 2018	—	$365,592,997	$(163,645,174)	$201,947,823
Net income	—	—	1,020,997	1,020,997
Balance at March 31, 2019	—	$365,592,997	$(162,624,177)	$202,968,820

	Common shares amount	Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity

Balance at December 31, 2017 *	—	$365,592,997	$(174,094,047)	$191,498,950
Net income	—	—	3,495,394	3,495,394
Balance at March 31, 2018	—	$365,592,997	$(170,598,653)	$194,994,344

*The opening accumulated deficit has been adjusted on January 1, 2018 in connection with the adoption of Accounting Standards Update 2014-09. Please refer to Note 2. Significant Accounting Policies to the condensed financial statements.

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$1,020,997	$3,495,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,050,719	4,378,708
Amortization of deferred drydocking costs	736,232	893,332
Amortization of debt discount and debt issuance costs	348,571	310,428
Net unrealized (loss) on fair value of derivatives	—	67,830
Drydocking expenditures	(2,461,453)	(72,089)
Gain on sale of vessels	(4,106,547)	—
Changes in operating assets and liabilities:
Accounts receivable and accounts receivable - related party	1,841,796	2,535,773
Prepaid expenses	(345,513)	(744,142)
Inventories	3,147,965	(133,562)
Accounts payable	400,603	(233,951)
Accrued interest	4,042,500	4,124,333
Other current assets	(520,535)	(443,552)
Accrued expenses	314,824	(301,432)
Unearned revenue	895,957	(160,969)
Net cash provided by operating activities	9,366,116	13,716,101

Cash flows from investing activities:
Vessel purchases and improvements	—	(56,287)
Cash paid for scrubbers and ballast water treatment systems	(4,122,054)	—
Proceeds from sale of vessel	12,820,557	—
Net cash provided by/(used) in investing activities	8,698,503	(56,287)

Cash flows from financing activities:
Other financing costs	—	(899,806)
Net cash used in financing activities	—	(899,806)
Net increase in cash and cash equivalents and restricted cash	18,064,619	12,760,008
Cash and cash equivalents and restricted cash at beginning of period	30,152,708	7,744,005
Cash and cash equivalents and restricted cash at end of period	$48,217,327	$20,504,013

Supplemental cash flow information:
Cash paid during the period for interest	$—	30,000
Non-cash accruals for Scrubbers and ballast water systems included in Accounts payable and other accrued liabilities	$1,862,633	$—
Accrued debt issuance costs during the period	$—	$944,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. General Information:

The accompanying condensed consolidated financial statements include the accounts of Eagle Bulk Shipco LLC ("Shipco" or "Issuer"), a limited liability company organized under the laws of Marshall Islands on September 20, 2016, and its wholly owned vessel owning subsidiaries (collectively, the "Company"). The Company is engaged in the ocean transportation of drybulk cargoes worldwide through the ownership, charter and operation of drybulk vessels. The Company's fleet is comprised of Supramax and Ultramax bulk carriers, which are considered to be Handymax class of vessels and the Company operates its business in one business segment. The operations of the vessels are managed by Eagle Bulk Management LLC, a wholly owned subsidiary of Eagle Bulk Shipping Inc. (the "Parent Company").  Shipco is a wholly owned subsidiary of the Parent Company.

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

As of March 31, 2019, the Company owned and operated a modern fleet of 46 oceangoing vessels, 32 Supramax and 14 Ultramax, with a combined carrying capacity of 2,668,588 dwt and an average age of approximately 10.7 years.

There are no charterers for the Company that individually accounted for more than 10% of the Company’s revenue for the three months ended March 31, 2019 and 2018.

Share capital as of March 31, 2019 consists of 100 authorized and issued shares with no par value. The shares were issued to the Parent Company as its sole member.

Significant Accounting Policies

There have been no material changes from the “Critical Accounting Policies” previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019 except for the new accounting pronouncements adopted as of January 1, 2019. Please refer to Note 2. Recent Accounting Pronouncements on Form 10-Q for the three months ended March 31, 2019, filed with the SEC on May 8, 2019.
Note 2. Vessels and vessel improvements

As of March 31, 2019, the Company’s operating fleet consisted of 25 drybulk vessels.

On January 4, 2019, the Company signed a memorandum of agreement to sell the vessel Merlin, a 2001 built Supramax, for $6.1 million after brokerage commissions and associated selling expenses. The vessel was delivered to the buyers on January 23, 2019. The Company recorded a gain of $1.9 million in its condensed consolidated statements of operations for the three months ended March 31, 2019.
On December 13, 2018, the Company signed a memorandum of agreement to sell the vessel Condor, a 2001 built Supramax, for $12.8 million, net of selling expenses and commissions. The vessel was delivered to the buyer on January 7, 2019. The Company recorded a gain of $2.2 million in its condensed consolidated statement of operations for the three months ended March 31, 2019.

During 2018, the Company entered into a series of agreements to purchase 16 exhaust gas cleaning systems which are to be retrofitted on 16 of the 25 Norwegian Bond security vessels (the "Shipco Vessels"). The projected cost, including the installation, is approximately $2.2 million per Shipco Vessel. The retrofitted Shipco Vessels will be able to burn high sulfur fuel after the implementation of the sulfur emission cap regulation set forth by the International Maritime Organization ("IMO") which will become effective on January 1, 2020. The Company recorded $10.2 million in Other assets in the condensed consolidated balance sheet as of March 31, 2019.

During 2018, the Company entered into a contract for the installation of ballast water treatment systems ("BWTS") on our owned vessels. The projected costs, including installation, is approximately $0.5 million per BWTS. The Company intends to complete the installation during scheduled drydockings. The Company recorded $1.4 million in Other assets in the condensed consolidated balance sheet as of March 31, 2019.

Note 3. Debt

Long-term debt consists of the following:

	March 31, 2019	December 31, 2018
Norwegian Bond Debt	$196,000,000	$196,000,000
Debt discount and debt issuance costs - Norwegian Bond Debt	(5,182,274)	(5,530,845)
Norwegian Bond Debt, net of debt discount and debt issuance costs	190,817,726	190,469,155
Less: Current Portion - Norwegian Bond Debt	(8,000,000)	(8,000,000)
Total long-term debt	$182,817,726	$182,469,155

Norwegian Bond Debt

On November 28, 2017, Shipco issued $200.0 million in aggregate principal amount of 8.25% Senior Secured Bonds ( the "Bonds" or the "Norwegian Bond Debt"), pursuant to those certain bond terms (the "Bond Terms"), dated as of November 22, 2017, by and between the Issuer and Nordic Trustee AS, as the Bond Trustee. After giving effect to an original issue discount of approximately 1% and deducting offering expenses of $3.1 million, the net proceeds from the issuance of the Bonds were approximately $195.0 million. These net proceeds from the Bonds were used to repay amounts outstanding including accrued interest under various debt facilities of a wholly-owned subsidiary of the Parent Company and to pay expenses associated with the refinancing transactions. Shipco incurred $1.3 million in other financing costs in connection with the transaction.

The Norwegian Bond Debt is guaranteed by the limited liability companies that are subsidiaries of the Issuer and the legal and beneficial owners of 25 security vessels (the "Shipco Vessels") in the Company’s fleet, and was secured by mortgages over such security vessels, a pledge granted by the Company over all of the shares of the Issuer, a pledge granted by the Issuer over all the shares in the Vessel Owners, certain charter contract assignments, certain assignments of earnings, a pledge over certain accounts, an assignment of insurances covering security vessels, and assignments of intra-group debt between the Parent Company and the Issuer or its subsidiaries.

Pursuant to the Bond Terms, interest on the Norwegian Bonds will accrue at a rate of 8.250% per annum on the nominal amount of each of the Norwegian Bonds from November 28, 2017, payable semi-annually on May 29 and November 29 of each year (each, an “Interest Payment Date”), commencing May 29, 2018. The Bonds will mature on November 28, 2022. On each Interest Payment Date from and including November 29, 2018, the Issuer must repay an amount of $4.0 million, plus accrued interest thereon. Any outstanding Norwegian Bonds must be repaid in full on the Maturity Date at a price equal to 100% of the nominal amount, plus accrued interest thereon.

The Issuer may redeem some or all of the outstanding Norwegian Bonds at any time on or after the Interest Payment Date in May 2020 (the “First Call Date”), at the following redemption prices (expressed as a percentage of the nominal amount), plus accrued interest on the redeemed amount, on any business day from and including:

Period	Redemption Price
First Call Date to, but not including, the Interest Payment Date in November 2020	104.125%
Interest Payment Date in November 2020 to but not including, the Interest Payment Date in May 2021	103.3%
Interest Payment Date in May 2021 to, but not including, the Interest Payment Date in November 2021	102.475%
Interest Payment Date in November 2021 to, but not including, the Interest Payment Date in May 2022	101.65%
Interest Payment Date in May 2022 to, but not including, the Maturity Date	100%

Prior to the First Call Date, the Issuer may redeem some or all of the outstanding Bonds at a price equal to 100% of the nominal amount of the Bonds plus a “make-whole” premium and accrued and unpaid interest to the redemption date.

If the Company experiences a change of control, each holder of the Bonds will have the right to require that the Issuer purchase all or some of the Bonds held by such holder at a price equal to 101% of the nominal amount, plus accrued interest.

The Bond Terms contain certain financial covenants that the Issuer’s leverage ratio defined as the ratio of outstanding bond amount and any drawn amounts under the Super Senior Facility less condensed consolidated cash balance to the aggregate book value of the Shipco Vessels must not exceed 75% and its and its subsidiaries’ free liquidity must at all times be at least $12.5 million. The Company is in compliance with its financial covenants as of March 31, 2019.

On November 6, 2018, the Company received the approval for an amendment to the Bond Terms to allow for the proceeds from the sale of the Shipco vessels for partial financing of Scrubbers on Shipco vessels.

During the first quarter of 2019, the Company sold two vessels, Condor and Merlin for net proceeds of $12.8 million after brokerage commissions and associated selling expenses. Pursuant to the Bond Terms governing the Norwegian Bond Debt, the proceeds from the sale of vessels are to be held in a restricted account to be used for the financing of the acquisition of additional vessels by Shipco. As a result, the Company recorded the proceeds of the sale of Condor and Merlin as restricted cash at March 31, 2019 in the Condensed Consolidated Balance Sheet.

As of March 31, 2019, the Company used $4.5 million of proceeds received from sale of Shipco vessels for financing of Scrubbers.

The Bond Terms also contain certain events of default customary for transactions of this type, including, but not limited to, those relating to: a failure to pay principal or interest; a breach of covenants, representation or warranty; a cross default to other indebtedness; the occurrence of certain bankruptcy and insolvency events; and the impossibility or unlawfulness of performance of the finance documents.

The Bond terms also contain certain exceptions and qualifications, among other things, limit the Company’s and the Issuer’s ability and the ability of the Issuer’s subsidiaries to do the following: make distributions; carry out any merger, other business combination, demerger or corporate reorganization; make substantial changes to the general nature of their respective businesses; incur certain indebtedness; incur liens; make loans or guarantees; make certain investments; transact with affiliates; enter into sale and leaseback transactions; engage in certain chartering-in of vessels; dispose of shares of Vessel Owners; or acquire the Bonds.

The Bonds were listed for trading on the Oslo Stock Exchange on May 15, 2018.

Super Senior Facility

On December 8, 2017, Shipco entered into the Super Senior Facility, which provides for a revolving credit facility in an aggregate amount of up to $15.0 million. The proceeds of the Super Senior Facility, which are currently undrawn, are expected, pursuant to the terms of the Super Senior Facility, to be used (i) to acquire additional vessels or vessel owners and (ii) for general corporate and working capital purposes of Shipco and its subsidiaries. The Super Senior Facility matures on August 28, 2022. Shipco incurred $0.2 million as other financing costs in connection with the transaction which was recorded as deferred financing costs on the Condensed Consolidated Balance Sheet at March 31, 2019.

As of March 31, 2019, the availability under the Super Senior Facility is $15.0 million.

The outstanding borrowings under the Super Senior Facility will bear interest at LIBOR plus 2.00% per annum and commitment fees of 40% of the applicable margin on the undrawn portion of the facility. For each loan that is requested under the Super Senior Facility, Shipco must repay such loan along with accrued interest on the last day of each interest period relating to the loan. Interest periods are for three months, six months or any other period agreed between Shipco and the Super Senior Facility Agent. Additionally, subject to the other terms of the Super Senior Facility, amounts repaid on the last day of each interest period may be re-borrowed.

Shipco’s obligations under the Super Senior Facility are guaranteed by the limited liability companies that are subsidiaries of Shipco and the legal and beneficial owners of 25 vessels in the Company’s fleet (the “Eagle Shipco Vessel Owners”), and will be secured by mortgages over such vessels, a pledge granted by the Company over all of the shares of Shipco, a pledge granted by Shipco over all the shares in the Eagle Shipco Vessel Owners, certain charter contract assignments, certain assignments of earnings, a pledge over certain accounts, an assignment of insurances covering security vessels, and assignments of intra-group debt between the Company and Shipco or its subsidiaries. The Super Senior Facility ranks super senior to the Bonds with respect to any proceeds from any enforcement action relating to security or guarantees for both the Super Senior Facility and the Bonds.

The Super Senior Facility contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Shipco’s and its subsidiaries’ ability to do the following: make distributions; carry out any merger, other business combination, or corporate reorganization; make substantial changes to the general nature of their respective businesses; incur certain indebtedness; incur liens; make loans or guarantees; make certain investments; transact other than on arm’s-length terms;

enter into sale and leaseback transactions; engage in certain chartering-in of vessels; or dispose of shares of Eagle Shipco Vessel Owners. Additionally, Shipco’s leverage ratio must not exceed 75% and its and its subsidiaries’ free liquidity must at all times be at least $12.5 million. Also, the total commitments under the Super Senior Facility will be cancelled if (i) at any time the aggregate market value of the security vessels for the Super Senior Facility is less than 300% of the total commitments under the Super Senior Facility or (ii) if Shipco or any of its subsidiaries redeems or otherwise repays the Bonds so that less than $100.0 million is outstanding under the Bond Terms. The Company is in compliance with its financial covenants as of March 31, 2019.

The Super Senior Facility also contains certain events of default customary for transactions of this type, including, but not limited to, those relating to: a failure to pay principal or interest; a breach of covenants, representation or warranty; a cross default to other indebtedness; the occurrence of certain bankruptcy and insolvency events; the cessation of business; the impossibility or unlawfulness of performance of the finance documents for the Super Senior Facility; and the occurrence of a material adverse effect.

Interest rates

For the three months ended March 31, 2019, the interest rate on the Norwegian Bond Debt was 8.25%. The weighted average effective interest rate including the amortization of debt discount and debt issuance costs for this period was approximately 8.96%.

For the three months ended March 31, 2018, interest rates on our outstanding debt under the Norwegian Bond Debt was 8.25%. The weighted average effective interest rate including the amortization of debt discount and debt issuance costs for this period was 8.87%.

Interest expense consisted of:

	Three Months Ended March 31,
	2019	2018
Norwegian Bond Debt interest and other fees	$4,042,500	$4,154,333
Amortization of deferred financing costs	348,571	310,428
Total Interest Expense	$4,391,071	$4,464,761

Note 4. Related Party transactions

On December 8, 2017, Shipco entered into a commercial and technical management agreement with Eagle Bulk Management LLC, a wholly-owned subsidiary of the Parent Company, for performance of technical and commercial services to 28 vessels owned by Shipco at a fee of $150,000 per vessel per annum for commercial management services and $135,000 per vessel per annum for technical management services. In addition, Shipco is required to pay 1% of the purchase or sale price of every new vessel purchased or sold. Shipco also entered into an overhead sharing agreement which provides for an additional fee allocation of cash general and administrative expenses of Eagle Bulk Management LLC, less the technical and commercial management fees already paid, based on relative vessel ownership days of Shipco to the total consolidated vessel ownership days of the Parent Company and all of its subsidiaries. The term of the agreements shall continue thereafter until terminated in writing by one of the parties. The agreement may be terminated with or without cause by any party upon 30 days' prior written notice to other parties.

For the three months ended March 31, 2019, the Company incurred $1.8 million for technical and commercial management fees to Eagle Bulk Management LLC for the Shipco vessels. As of March 31, 2019, the Company had $0.3 million in accounts receivable - related party in the consolidated balance sheet primarily driven by the $1.4 repayment related to a funds transfer from an affiliate of the Parent Company.

For the three months ended March 31, 2018, the Company incurred $0.7 million for technical and commercial management fees to Eagle Bulk Management LLC for the Shipco vessels. Additionally, the Company incurred $0.6 million as additional fee allocation as per the overhead sharing agreement. As of March 31, 2018, the Company owed $0.8 million to Eagle Bulk Management LLC which is included in accounts payable in the condensed consolidated balance sheet.

Note 5. Derivative Instruments and Fair Value Measurements

Forward freight agreements, bunker swaps and freight derivatives

The Company trades in forward freight agreements (“FFAs”) and bunker swaps, with the objective of utilizing this market as economic hedging instruments that reduce the risk of specific vessels to changes in the freight market. The Company’s FFAs and bunker swaps have not qualified for hedge accounting treatment. As such, unrealized and realized gains are recognized as a component of other expense in the condensed consolidated statement of operations and other current assets and Fair value of derivatives in the condensed consolidated balance sheets. Derivatives are considered to be Level 2 instruments in the fair value hierarchy.

The effect of non-designated derivative instruments on the condensed consolidated statements of operations:

		For the three months ended
Derivatives not designated as hedging instruments	Location of gain/(loss) recognized	March 31, 2019	March 31, 2018
FFAs	Other expense	$761,296	$(82,682)
Total		$761,296	$(82,682)

Cash Collateral Disclosures

The Company does not offset fair value amounts recognized for derivatives by the right to reclaim cash collateral or the obligation to return cash collateral. The amount of collateral to be posted is defined in the terms of respective master agreement executed with counterparties or exchanges and is required when agreed upon threshold limits are exceeded. The Company posted $780,000 cash collateral related to derivative instruments under its collateral security arrangements as of March 31, 2019.

Fair Value Measurements

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash, cash equivalents and restricted cash-the carrying amounts reported in the condensed consolidated balance sheets for interest-bearing deposits approximate their fair value due to their short-term nature thereof.

Debt-the carrying amounts of borrowings under the Norwegian Bond Debt (prior to application of the discount and debt issuance costs) including the revolving credit agreement approximate their fair value, due to the variable interest rate nature thereof.

The Company defines fair value, establishes a framework for measuring fair value and provides disclosures about fair value measurements. The fair value hierarchy for disclosure of fair value measurements is as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities. Our Level 1 non-derivatives include cash and money-market accounts.

Level 2 - Quoted prices for similar assets and liabilities in active markets or inputs that are observable. Our Level 2 non-derivatives include debt balances under the Norwegian Bond Debt.

Level 3 - Inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Assets and liabilities measured at fair value:

		Fair Value
	Carrying Value	Level 1	Level 2
March 31, 2019
Assets
Cash and cash equivalents [1]	$48,217,327	$48,217,327	$—
Liabilities
Norwegian Bond Debt *	$190,817,726	$—	$196,000,000

		Fair Value
	Carrying Value	Level 1	Level 2
December 31, 2018
Assets
Cash and cash equivalents [1]	$30,152,708	$30,152,708	$—
Liabilities
Norwegian Bond Debt *	$190,469,155	$—	$195,040,000

1 Includes restricted cash of $19.2 million at March 31, 2019 and $10.9 million at December 31, 2018.
* The fair value of the Norwegian Bond Debt is based on the last trade on March 31, 2019 and December 21, 2018 on Bloomberg.com.

Note 6. Commitments and Contingencies

Legal Proceedings

The Company is involved in legal proceedings and may become involved in other legal matters arising in the ordinary course of its business. The Company evaluates these legal matters on a case-by-case basis to make a determination as to the impact, if any, on its business, liquidity, results of operations, financial condition or cash flows.

Note 7. Issuer only condensed financial statements

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$28,988,410	$19,263,334
Accounts Receivable - Related party	307,576	2,620,894
Prepaid expenses	77,462	42,509
Total current assets	29,373,448	21,926,737
Noncurrent assets:
Investment in subsidiaries	350,471,597	360,940,259
Restricted cash	19,208,228	10,878,968
Deferred financing costs - Super Senior Revolver Facility	285,342	285,342
Total noncurrent assets	369,965,167	372,104,569
Total assets	$399,338,615	$394,031,306
LIABILITIES & STOCKHOLDER'S EQUITY:
Current liabilities:
Accrued interest	$5,532,417	$1,489,917
Other accrued liabilities	19,652	124,411
Current portion of long-term debt - Norwegian Bond Debt	8,000,000	8,000,000
Total current liabilities	13,552,069	9,614,328
Noncurrent liabilities:
Norwegian Bond Debt, net of debt discount and debt issuance costs	182,817,726	182,469,155
Total noncurrent liabilities	182,817,726	182,469,155
Total liabilities	196,369,795	192,083,483

Stockholder's equity:
Common shares, zero par value, 100 shares authorized and issued	—	—
Paid-in Capital	365,592,997	365,592,997
Accumulated Deficit	(162,624,178)	(163,645,174)
Total Stockholder's equity	202,968,819	201,947,823
Total liabilities and Stockholder's equity	$399,338,614	$394,031,306

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

Interest expense	$4,391,071	$4,464,761
Interest income	(246,095)	—
Other (income)/expense, net	(761,296)	82,682
Total other expenses, net	3,383,680	4,547,443
Equity in net income of subsidiaries	4,404,677	8,035,086
Net income and comprehensive income	$1,020,997	$3,495,394

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Net cash provided by operating activities	$7,585,674	$7,551,951

Cash flows from investing activities:
Dividends received from subsidiaries	10,468,662	6,092,681
Net cash provided by investing activities	10,468,662	6,092,681

Cash flows from financing activities:
Other financing costs	—	(899,806)
Net cash used in financing activities	—	(899,806)

Net increase in cash and cash equivalents and restricted cash	18,054,336	12,744,826
Cash and cash equivalents and restricted cash at beginning of year	30,142,302	7,391,945
Cash and cash equivalents and restricted cash at end of year	$48,196,638	$20,136,771

Supplemental cash flow information:
Cash paid during the period for interest	$—	$30,000
Accrued debt issuance costs	$—	$944,000

Notes to the Unconsolidated Condensed Financial Statements

Basis of Presentation

In the Issuer-only condensed financial statements, the Eagle Bulk Shipco LLC investment in subsidiaries is accounted for under the equity method of accounting. The paid-in capital represents capital contributions by the Parent Company.

Note 8. Subsequent Events

The Company has on April 30, 2019, paid a dividend of $5.5 million, equivalent to 50% of the $11.0 million in net income for the full year 2018, to the Parent, Eagle Bulk Shipping Inc.

On May 2, 2019, the Company signed a memorandum of agreement to sell the vessel Thrasher for gross proceeds of $10.1 million. The vessel was delivered to the buyer on June 13, 2019. The Company expects to record a gain of approximately $0.8 million in its condensed consolidated statements of operations.

Subsequent events have been evaluated by the Company through June 28, 2019, the date these condensed consolidated financial statements were available to be issued.